Exhibit 99.1

News Release

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact	For release: IMMEDIATELY
Jerry Davis (media) 215-977-6298
Tom Harr (investors) 215-977-6764

No. 17-07

SUNOCO REPORTS SECOND QUARTER 2007 RESULTS

PHILADELPHIA, August 1, 2007 — Sunoco, Inc. (NYSE: SUN) today reported net income of $509 million ($4.20 per share diluted) for the second quarter of 2007 versus $426 million ($3.22 per share diluted) for the second quarter of 2006. For the first half of 2007, Sunoco reported net income of $684 million ($5.63 per share diluted) versus $505 million ($3.80 per share diluted) in the first half of 2006. Excluding special items, 2007 first half income was $594 million ($4.89 per share diluted). There were no special items in the second quarter of 2007 or the first half of 2006.

“The record quarterly result was largely driven by earnings of $482 million in Refining and Supply,” said John G. Drosdick, Sunoco Chairman and Chief Executive Officer. “Lower-than-normal refined product inventories and continued healthy demand led to very strong realized margins in both the Northeast and MidContinent systems. Non-refining business unit earnings totaled $59 million in the second quarter, with the largest contribution coming from Retail Marketing as retail gasoline margins improved in the latter half of the quarter.”

Commenting on the progress of the Refining and Supply capital program in the first half, Drosdick said, “After completing project work, the newly-expanded and modified Philadelphia fluid catalytic cracking unit was restarted in mid-April and contributed approximately $15 million of additional net income during the May/June trial and phase-in period. In the MidContinent system, final tie-in work on the Toledo refinery crude unit debottleneck project was completed in early July while the Tulsa refinery also returned to full operation after being down in June for planned maintenance.

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SUNOCO 2Q07 EARNINGS, PAGE 2

“The completion of these major capital projects has significantly enhanced the earnings power of our refining assets. We are currently operating at full production levels and have no further significant maintenance activity planned for the remainder of the year.

“We also continued to execute our long-standing share reduction program in the second quarter, repurchasing 1.2 million shares for approximately $100 million. In the last twelve months, Sunoco has reduced its net shares outstanding by 8 percent. The remaining share repurchase authorization is currently $849 million and we continue to view this as an integral part of our strategy to enhance shareholder value.”

DETAILS OF SECOND QUARTER RESULTS

REFINING AND SUPPLY

Refining and Supply earned $482 million in the second quarter of 2007 versus $409 million in the second quarter of 2006. The increase in earnings was due to higher realized margins, particularly in the MidContinent, partially offset by lower production volumes and higher expenses. The lower volumes were mainly the result of work early in the quarter to complete the expansion and modification of a fluid catalytic cracking unit at the Philadelphia refinery as well as turnaround work at the Tulsa refinery in June. The work at the Philadelphia refinery reduced second quarter 2007 production by approximately 1.5 million barrels, while the turnaround at the Tulsa refinery negatively impacted second quarter production by approximately 2.3 million barrels. The higher expenses were largely the result of costs associated with the turnaround and expansion work and increased operating costs to produce low-sulfur fuels.

RETAIL MARKETING

Retail Marketing earned $30 million in the second quarter of 2007 versus $10 million in the second quarter of 2006. The increase in earnings was primarily due to higher average retail gasoline margins and $12 million of after-tax divestment gains attributable to the Retail Portfolio Management program. Monthly gasoline and diesel throughput per company-owned or leased outlet increased approximately six percent versus the second quarter of 2006.

CHEMICALS

Chemicals earned $6 million in the second quarter of 2007 versus $8 million in the prior-year period. Slightly higher margins were offset by higher expenses and the absence of a $4 million deferred tax benefit recognized in the second quarter of 2006 as a result of a state tax law change.

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LOGISTICS

Earnings for the Logistics segment were $10 million in the second quarter of 2007 versus $12 million in the second quarter of 2006. The decrease was largely due to lower crude oil acquisition and marketing results, partially offset by higher earnings from terminalling operations.

COKE

The Coke business earned $13 million in the second quarter of 2007 versus $10 million in the second quarter of 2006. The increase in earnings was due primarily to higher tax benefits from domestic cokemaking operations. Also contributing to the increase was income from the 1.7 million tons-per-year cokemaking facility in Vitória, Brazil, which commenced start-up of operations in the first quarter of 2007. Full production is expected to occur in the third quarter of 2007.

CORPORATE AND OTHER

Corporate administrative expenses were $18 million after tax in the second quarter of 2007 versus $11 million in the second quarter of 2006. The increase was primarily due to higher expenses for performance-related incentive compensation.

Net financing expenses were $14 million after tax in the second quarter of 2007 versus $12 million after tax in the second quarter of 2006. Lower interest income was partially offset by lower expenses attributable to the preferential return of third-party investors in Sunoco’s cokemaking operations.

SIX MONTH RESULTS

Sunoco earned $684 million, or $5.63 per share of common stock on a diluted basis, for the first six months of 2007 versus $505 million, or $3.80 per share, in the comparable 2006 period. The increase was primarily due to higher margins for wholesale fuel and retail gasoline and a gain related to the prior issuance of Sunoco Logistics Partners L.P. (NYSE: SXL) limited partnership units. Partially offsetting these positive factors were lower refined product volumes and higher expenses.

SPECIAL ITEM

During the first quarter of 2007, Sunoco recognized a $90 million after-tax gain related to the prior issuance of limited partnership units of Sunoco Logistics Partners L.P. to the public. Sunoco currently has a 43 percent interest in Sunoco Logistics Partners L.P., which includes its 2 percent general partnership interest.

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Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 900,000 barrels per day of refining capacity, nearly 4,700 retail sites selling gasoline and convenience items, approximately 5,500 miles of crude oil and refined product owned and operated pipelines and 38 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco’s cokemaking facilities in the United States also have the capacity to manufacture over 2.5 million tons annually of high-quality metallurgical-grade coke for use in the steel industry.

Anyone interested in obtaining further insights into the second quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 3:00 p.m. ET on August 2, 2007. It can be accessed through Sunoco’s Web site—www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco’s business prospects and performance, causing actual results to differ materially from those discussed in this release. Such risks and uncertainties include, by way of example and not of limitation: general economic, financial and business conditions which could affect Sunoco’s financial condition and results of operations; changes in competition and competitive practices, including the impact of foreign imports; effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand; changes in refining, marketing and chemical margins; variation in petroleum-based commodity prices and availability of crude oil and feedstock supply or transportation; effects of transportation disruptions; changes in the price differentials between light-sweet and heavy-sour crude oils; changes in the marketplace which may affect supply and demand for Sunoco’s products; changes in the level of capital expenditures or operating expenses; changes in product specifications; availability and pricing of ethanol; changes in the expected level of environmental capital, operating or remediation expenditures; age of, and changes in the reliability, efficiency and capacity of, the Company’s operating facilities or those of third parties; effects of adverse events relating to the operation of the Company’s facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); risks related to labor relations and workplace safety; changes in, or new, statutes and government regulations or their interpretations, including those relating to the environment and global warming; changes in tax laws or their interpretations, including pension funding requirements; ability to

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identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses; ability to enter into joint ventures and other similar arrangements under favorable terms; delays and/or costs related to construction, improvements and/or repairs of facilities (including shortages of skilled labor, the issuance of applicable permits and inflation); nonperformance or force majeure by, or disputes with, major customers, suppliers, dealers, distributors or other business partners; changes in financial markets impacting pension expense and funding requirements; political and economic conditions in the markets in which the Company, its suppliers or customers operate, including the impact of potential terrorist acts and international hostilities; military conflicts between, or internal instability in, one or more oil producing countries, governmental actions and other disruptions in the ability to obtain crude oil; and changes in the status of, or initiation of new, litigation, arbitration or other proceedings to which the Company is a party or liability resulting from such litigation, arbitration or other proceedings, including natural resource damage claims. These and other applicable risks and uncertainties have been described more fully in Sunoco’s First Quarter 2007 Form 10-Q filed with the Securities and Exchange Commission on May 3, 2007 and in other periodic reports filed with the Securities and Exchange Commission. Sunoco undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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Sunoco, Inc.

2007 Second Quarter and Six-Month Financial Summary

(Unaudited)

	2007	2006
Second Quarter
Revenues	$10,764,000,000	$10,590,000,000
Net Income	$509,000,000	$426,000,000
Earnings Per Share of Common Stock:
Basic	$4.21	$3.24
Diluted	$4.20	$3.22
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	120.9	131.5
Diluted	121.2	132.2
Six Months
Revenues	$20,069,000,000	$19,183,000,000
Net Income	$684,000,000	$505,000,000
Earnings Per Share of Common Stock:
Basic	$5.65	$3.82
Diluted	$5.63	$3.80
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	121.1	132.2
Diluted	121.4	132.9

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended June 30
	2007	2006	Variance
Refining and Supply	$482	$409	$73
Retail Marketing	30	10	20
Chemicals	6	8	(2)
Logistics	10	12	(2)
Coke	13	10	3
Corporate and Other:
Corporate expenses	(18)	(11)	(7)
Net financing expenses and other	(14)	(12)	(2)

	509	426	83
Special items	—	—	—

Consolidated net income	$509	$426	$83

Earnings per share of common stock (diluted):
Income before special items	$4.20	$3.22	$.98
Special items	—	—	—

Net income	$4.20	$3.22	$.98

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Six Months Ended June 30
	2007	2006	Variance
Refining and Supply	$558	$482	$76
Retail Marketing	37	10	27
Chemicals	15	22	(7)
Logistics	19	18	1
Coke	24	24	—
Corporate and Other:
Corporate expenses	(33)	(27)	(6)
Net financing expenses and other	(26)	(24)	(2)

	594	505	89
Special items	90	—	90

Consolidated net income	$684	$505	$179

Earnings per share of common stock (diluted):
Income before special items	$4.89	$3.80	$1.09
Special items	.74	—	.74

Net income	$5.63	$3.80	$1.83

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2007	2006	2007	2006
TOTAL REFINING AND SUPPLY
Income (Millions of Dollars)	$482	$409	$558	$482
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$14.70	$12.41	$10.98	$9.35
Crude Inputs as Percent of Crude Unit Rated Capacity	91	96	88	94
Throughputs (Thousand Barrels Daily):
Crude Oil	819.0	863.8	790.4	849.7
Other Feedstocks	78.5	76.7	79.0	72.7

Total Throughputs	897.5	940.5	869.4	922.4

Products Manufactured (Thousand Barrels Daily):
Gasoline	438.1	453.9	419.8	440.9
Middle Distillates	297.3	310.1	291.4	309.1
Residual Fuel	64.5	76.2	62.8	73.5
Petrochemicals	36.7	34.4	35.6	35.0
Lubricants	11.0	14.7	12.0	13.9
Other	82.6	83.9	79.2	84.7

Total Production	930.2	973.2	900.8	957.1
Less: Production Used as Fuel in Refinery Operations	44.2	44.9	42.0	44.6

Total Production Available for Sale	886.0	928.3	858.8	912.5

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2007	2006	2007	2006
Northeast Refining*
Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$12.32	$11.56	$9.00	$8.55
Market Benchmark 6-3-2-1 (Per Barrel)	$11.59	$8.76	$9.37	$6.62
Crude Inputs as Percent of Crude Unit Rated Capacity	94	98	88	95
Throughputs (Thousand Barrels Daily):
Crude Oil	613.9	639.5	576.7	624.9
Other Feedstocks	68.4	69.2	69.0	64.7

Total Throughputs	682.3	708.7	645.7	689.6

Products Manufactured (Thousand Barrels Daily):
Gasoline	327.8	342.4	308.6	330.9
Middle Distillates	231.0	235.3	220.7	232.8
Residual Fuel	60.8	72.3	59.1	69.4
Petrochemicals	29.1	27.7	27.4	28.2
Other	55.5	54.2	50.1	52.9

Total Production	704.2	731.9	665.9	714.2
Less: Production Used as Fuel in Refinery Operations	33.5	34.1	30.9	33.3

Total Production Available for Sale	670.7	697.8	635.0	680.9

*	Comprised of the Marcus Hook, Philadelphia and Eagle Point refineries.

MidContinent Refining*
Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$22.14	$15.00	$16.60	$11.69
Market Benchmark 3-2-1 (Per Barrel)	$28.30	$18.63	$19.68	$13.27
Crude Inputs as Percent of Crude Unit Rated Capacity	84	92	87	92
Throughputs (Thousand Barrels Daily):
Crude Oil	205.1	224.3	213.7	224.8
Other Feedstocks	10.1	7.5	10.0	8.0

Total Throughputs	215.2	231.8	223.7	232.8

*	Comprised of the Toledo and Tulsa refineries.

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2007	2006	2007	2006
MidContinent Refining (continued)
Products Manufactured (Thousand Barrels Daily):
Gasoline	110.3	111.5	111.2	110.0
Middle Distillates	66.3	74.8	70.7	76.3
Residual Fuel	3.7	3.9	3.7	4.1
Petrochemicals	7.6	6.7	8.2	6.8
Lubricants	11.0	14.7	12.0	13.9
Other	27.1	29.7	29.1	31.8

Total Production	226.0	241.3	234.9	242.9
Less: Production Used as Fuel in Refinery Operations	10.7	10.8	11.1	11.3

Total Production Available for Sale	215.3	230.5	223.8	231.6

RETAIL MARKETING
Income (Millions of Dollars)	$30	$10	$37	$10
Retail Margin* (Per Barrel):
Gasoline	$4.26	$3.53	$3.88	$3.21
Middle Distillates	$3.98	$3.64	$5.52	$4.37
Sales of Petroleum Products (Thousand Barrels Daily):
Gasoline	307.5	308.9	303.4	298.3
Middle Distillates	39.8	41.4	43.3	43.9

	347.3	350.3	346.7	342.2

Total Retail Gasoline Outlets, End of Period	4,699	4,723	4,699	4,723
Gasoline and Diesel Throughput per Company-Owned or Leased Outlet (M Gal/Site/Month)	152	143	147	137
Convenience Stores:
Total Stores, End of Period	734	736	734	736
Merchandise Sales (M$/Store/Month)	$87	$82	$81	$76
Merchandise Margin (Company Operated) (% of Sales)	27%	27%	27%	28%

*	Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2007	2006	2007	2006
CHEMICALS
Income (Millions of Dollars)	$6	$8	$15	$22
Margin* (Cents per Pound):
All Products**	9.7	8.8	10.1	9.8
Phenol and Related Products	8.5	7.1	8.6	8.1
Polypropylene**	11.4	11.1	12.0	12.2
Sales (Millions of Pounds):
Phenol and Related Products	644	663	1,236	1,296
Polypropylene	576	569	1,124	1,131
Other	22	21	42	42

	1,242	1,253	2,402	2,469

*       Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.

**     The polypropylene and all products margins include the impact of a long-term supply contract with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount.

LOGISTICS
Income (Millions of Dollars)	$10	$12	$19	$18
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,171	991	1,163	1,009
Affiliated Customers	1,659	1,669	1,613	1,649

	2,830	2,660	2,776	2,658

* Excludes joint-venture operations.
COKE*
Income (Millions of Dollars)	$13	$10	$24	$24
Coke Production (Thousands of Tons):
United States	620	627	1,231	1,258
Brazil*	237	—	269	—

*  Represents amounts attributable to the facility in Vitória, Brazil which commenced limited operations in March 2007. This facility is operated by Sunoco’s Coke business, which currently has a one percent interest in the joint venture.

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30			For the Six Months Ended June 30
	2007	2006		2007	2006
CAPITAL EXPENDITURES (Millions of Dollars)
Refining and Supply	$174	$179		$444	$309
Retail Marketing	25	24		38	36
Chemicals	13	16	*	27	27	*
Logistics	46	36		64	52	**
Coke	54	2		71	5

	$312	$257		$644	$429

*       Excludes a $14 million purchase price adjustment to the 2001 Aristech Chemical Corporation acquisition attributable to an earn-out payment made in April 2006. The earn out, which relates to 2005, was due to realized margins for phenol exceeding certain agreed-upon threshold amounts.

**     Excludes the acquisition of two separate crude oil pipeline systems and related storage facilities located in Texas, one from Alon USA Energy, Inc. for $68 million and the other from Black Hills Energy, Inc. for $41 million.

DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)
Refining and Supply	$58	$55		$114	$111
Retail Marketing	27	25		53	50
Chemicals	18	19		37	37
Logistics	9	10		18	19
Coke	5	5		10	9

	$117	$114		$232	$226

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2006
	1st	2nd	3rd	4th	Total
Refining and Supply	$73	$409	$273	$126	$881
Retail Marketing	—	10	77	(11)	76
Chemicals	14	8	5	16	43
Logistics	6	12	7	11	36
Coke	14	10	9	17	50
Corporate and Other:
Corporate expenses	(16)	(11)	(11)	(20)	(58)
Net financing expenses and other	(12)	(12)	(9)	(16)	(49)

	79	426	351	123	979
Special items	—	—	—	—	—

Consolidated net income	$79	$426	$351	$123	$979

Earnings per share of common stock (diluted):
Income before special items	$.59	$3.22	$2.76	$1.00	$7.59
Special items	—	—	—	—	—

Net income	$.59	$3.22	$2.76	$1.00	$7.59

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2007
	1st	2nd
Refining and Supply	$76	$482
Retail Marketing	7	30
Chemicals	9	6
Logistics	9	10
Coke	11	13
Corporate and Other:
Corporate expenses	(15)	(18)
Net financing expenses and other	(12)	(14)

	85	509
Special Items	90	—

Consolidated net income	$175	$509

Earnings per share of common stock (diluted):

Income before special items	$.70	$4.20
Special items	.74	—

Net income	$1.44	$4.20

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Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

	2006
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$8,569	$10,575	$10,480	$9,012	$38,636
Interest income	10	8	11	5	34
Other income, net	14	7	5	19	45

	8,593	10,590	10,496	9,036	38,715

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,454	8,858	8,867	7,768	32,947
Consumer excise taxes	628	663	679	664	2,634
Selling, general and administrative expenses	210	210	215	246	881
Depreciation, depletion and amortization	112	114	115	118	459
Payroll, property and other taxes	34	31	33	27	125
Interest cost and debt expense	26	27	25	27	105
Interest capitalized	(1)	(4)	(5)	(6)	(16)

	8,463	9,899	9,929	8,844	37,135
Income before income tax expense	130	691	567	192	1,580
Income tax expense	51	265	216	69	601

Net income	$79	$426	$351	$123	$979

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Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

	2007
	1st	2nd
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$9,135	$10,724
Interest income	5	4
Other income, net	165	36

	9,305	10,764

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,988	8,865
Consumer excise taxes	641	669
Selling, general and administrative expenses	221	236
Depreciation, depletion and amortization	115	117
Payroll, property and other taxes	37	30
Interest cost and debt expense	35	32
Interest capitalized	(9)	(5)

	9,028	9,944
Income before income tax expense	277	820
Income tax expense	102	311

Net income	$175	$509

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Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At June 30 2007	At December 31 2006
ASSETS
Current Assets
Cash and cash equivalents	$240	$263
Accounts and notes receivable, net	2,507	2,440
Inventories	1,234	1,219
Deferred income taxes	93	93

Total Current Assets	4,074	4,015
Investments and long-term receivables	131	129
Properties, plants and equipment, net	6,772	6,365
Deferred charges and other assets	506	473

Total Assets	$11,483	$10,982

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$4,051	$4,174
Short-term borrowings	193	275
Current portion of long-term debt	4	7
Taxes payable	462	299

Total Current Liabilities	4,710	4,755
Long-term debt	1,776	1,705
Retirement benefit liabilities	527	523
Deferred income taxes	923	829
Other deferred credits and liabilities	530	477
Minority interests	441	618
Shareholders’ equity	2,576	2,075

Total Liabilities and Shareholders’ Equity	$11,483	$10,982

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SUNOCO 2Q07 EARNINGS, PAGE 19

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Six Months Ended June 30
	2007	2006
INCREASES (DECREASES) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$684	$505
Adjustments to reconcile net income to net cash provided by operating activities:
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	(151)	—
Phenol supply contract dispute payment	—	(95)
Depreciation, depletion and amortization	232	226
Deferred income tax expense	124	75
Payments less than (in excess of) expense for retirement plans	2	(26)
Changes in working capital pertaining to operating activities, net of effect of acquisitions	(81)	(343)
Other	13	23

Net cash provided by operating activities	823	365

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(644)	(429)
Acquisitions	—	(123)
Proceeds from divestments	30	28
Other	(23)	(9)

Net cash used in investing activities	(637)	(533)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments of short-term borrowings	(82)	—
Net proceeds from issuance of long-term debt	92	301
Repayments of long-term debt	(24)	(275)
Net proceeds from issuance of Sunoco Logistics Partners L.P. limited partnership units	—	110
Cash distributions to investors in cokemaking operations	(12)	(7)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(27)	(22)
Cash dividend payments	(64)	(60)
Purchases of common stock for treasury	(100)	(198)
Proceeds from issuance of common stock under management incentive plans	6	1
Other	2	(1)

Net cash used in financing activities	(209)	(151)

Net decrease in cash and cash equivalents	(23)	(319)
Cash and cash equivalents at beginning of period	263	919

Cash and cash equivalents at end of period	$240	$600

-END OF SUNOCO 2Q07 EARNINGS REPORT-